SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2003

RAINDANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31045	84-1407805

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1157 Century Drive
Louisville, CO 80027
(Address of principal executive offices and zip code)

(800) 878-7326
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

     On September 23, 2003, Raindance Communications, Inc. (the “Company”) announced that Paul Berberian, co-founder, president and Chief Executive Officer, will resign as Chief Executive Officer and president, effective immediately. Mr. Berberian will continue to serve as chairman of the Company’s board of directors and will continue in the Company’s employ until the end of the year to assist in the transition. Nicholas Cuccaro, the Company’s Chief Financial Officer since March of 2001, will assume the role of interim president and Chief Executive Officer while the Company conducts a search for Mr. Berberian’s successor.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

     Press Release, dated September 23, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2003	Raindance Communications, Inc.

	By:	/s/ Nicholas J. Cuccaro

Nicholas J. Cuccaro Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 23, 2003, of Raindance Communications, Inc